UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2017 (October 31, 2017)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On October 31, 2017, Holly Energy Partners, L.P. (the “Partnership”) completed the transactions contemplated by the previously announced (i) Membership Interest Purchase Agreement (the “Frontier Purchase Agreement”) between HEP Casper SLC LLC, a Delaware limited liability company (“HEP Casper”), a subsidiary of the Partnership, and Plains Pipeline, L.P., a Texas limited partnership (“Plains Pipeline”), a subsidiary of Plains All American Pipeline, L.P., a Delaware limited partnership (“Plains”), and (ii) Membership Interest Purchase Agreement (the “SLC Purchase Agreement” and, together with the Frontier Purchase Agreement, the “Purchase Agreements”) between HEP SLC, LLC, a Delaware limited liability company (“HEP SLC”), a subsidiary of the Partnership, and Rocky Mountain Pipeline System LLC, a Texas limited liability company (“Rocky Mountain”), a subsidiary of Plains. The Purchase Agreements were entered into on August 7, 2017.
Subject to the terms and conditions of the Frontier Purchase Agreement, HEP Casper purchased the 50% limited liability company interest in Frontier Aspen LLC, a Delaware limited liability company (“Frontier Aspen”), that it did not already own from Plains Pipeline. Frontier Aspen is a 289-mile crude oil pipeline that spans from Casper, Wyoming to Frontier Station, Utah. Subject to the terms and conditions of the SLC Purchase Agreement, HEP SLC purchased the 75% limited liability company interest in SLC Pipeline LLC, a Delaware limited liability company (“SLC Pipeline”), that it did not already own from Rocky Mountain. SLC Pipeline is a 95-mile crude oil pipeline used to transport crude into the Salt Lake City, Utah area as well as crude flowing from Wyoming and Utah. As a result of the transactions the Partnership indirectly owns all of the outstanding limited liability company interests in Frontier Aspen and SLC Pipeline.
The aggregate purchase price for the foregoing acquisition of Frontier Aspen and SLC Pipeline was $250,000,000 in cash, subject to post-closing adjustments for closing working capital. The aggregate purchase price was determined by arms’-length negotiations between the Partnership and Plains, on behalf of each of Plains Pipeline and Rocky Mountain, and not pursuant to any specific formula or principle.
In addition to the relationship between the Partnership and each of Plains Pipeline, Rocky Mountain and Plains created under the Purchase Agreements and the transactions related thereto, the Partnership and Plains have certain commercial relationships as further described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Partnership’s Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HOLLY ENERGY PARTNERS, L.P.
By:    HEP Logistics Holdings, L.P., its General Partner
By:    Holly Logistic Services, L.L.C., its General Partner

By:    /s/ Richard L. Voliva III
    Name:    Richard L. Voliva III
Title:     Executive Vice President and Chief Financial Officer

Date:    November 1, 2017